NEWS RELEASE
Lumen Technologies Reports Solid Third Quarter 2026 Results; Strategic Growth and Operating Leverage Gain Momentum

Company delivers 10% year-over-year Strategic revenue growth, remains on track for adjusted EBITDA inflection, and advances its transformation

DENVER, Nov 4, 2026 — Lumen Technologies, Inc. (Nasdaq: LUMN) today reported third quarter 2026 results, delivering strong Strategic revenue growth and remaining on track for the adjusted EBITDA inflection in 2026. The company continues progress toward its financial goals and strategic transformation with expanded adoption of its Network-as-a-Service (NaaS) platform and advanced portfolio simplification.

Among the company’s highlights from the quarter:

•Financial Performance: Third-quarter revenue was $2.72 billion. Strategic revenue grew 10% year over year to $1.28 billion, representing 55% of business revenue, up from 53% in the second quarter.

•Digital Platform Adoption: More than 4,000 customers on Lumen’s NaaS platform, active customers up 24% sequentially, and a 38% increase in active ports. 20% of NaaS Internet on Demand ports are carrying multiple services at nearly 100% direct margin, creating operating leverage and a scaled opportunity.

•Sales Momentum and Execution: Strategic sales rose 30% year over year and Strategic waves sales increased 22% sequentially, building a solid foundation for future revenue growth. Lumen signed $700 million in additional PCF deals year to date, bringing cumulative signed agreements to over $13.5 billion.

•Portfolio Transformation and Innovation: Lumen introduced Intelligent Internet across more than 10 million U.S. locations, unifying its internet offerings in one digitally managed, programmable service. Plans to accelerate copper decommissioning in Florida, Iowa, Nevada and Utah target lower legacy costs and investment in Strategic growth. Announced plans to redefine networking for the AI and quantum eras.

“We’re delivering what we promised and building a stronger, more valuable Lumen,” said Kate Johnson, CEO of Lumen. “AI-driven demand for connectivity is fueling momentum in our Strategic revenue base. Customers are choosing our platform to simplify their networks and get more from every connection. As we modernize our portfolio, we’re strengthening the economics of our business and investing in what comes next.”

“Our transformation is translating into financial results: a higher-quality revenue base, with stronger margins and more operating leverage,” said Chris Stansbury, president and CFO of Lumen. “The third-quarter results reinforce that Lumen is being built on Strategic revenue growth, not on preserving the past. We remain on track to deliver adjusted EBITDA inflection this year and return to business revenue growth in 2028.”

Third Quarter 2026 Highlights

•Reported revenues decreased to $2.715 billion for the third quarter 2026
•Reported Net Cash Provided by Operating Activities of $518 million for the third quarter 2026 compared to Net Cash Provided by Operating Activities of $2.5 billion for the third quarter 2025
•Generated Free Cash Flow1 of $(76) million for the third quarter 2026, excluding cash paid for Special Items1 of $278 million, compared to Free Cash Flow1 of $1.7 billion for the third quarter 2025, excluding cash paid for Special Items1 of $191 million
•Reported Net Loss of $(265) million for the third quarter 2026, compared to Net Loss of $(621) million for the third quarter 2025
•Reported diluted loss per share of $(0.26) for the third quarter 2026, compared to diluted loss per share of $(0.62) for the third quarter 2025. Excluding Special Items1, diluted loss per share was $(0.14) for the third quarter 2026, compared to $(0.20) diluted loss per share for the third quarter 2025
•Generated Adjusted EBITDA1 of $715 million for the third quarter 2026, compared to $787 million for the third quarter 2025, excluding the effects of Special Items1 of $194 million and $216 million, respectively
1 Represents a non-GAAP financial measure as later defined below under "Non-GAAP Financial Measures".

Financial Results

Metric, as reported	Third Quarter
($ in millions, except per share data)	2026	2025
Large Enterprise	$810	782
Mid-Market Enterprise	430	464
Public Sector	429	476
North America Enterprise Channels	1,669	1,722
Wholesale	607	655
North America Business Revenue	2,276	2,377
International and Other	70	79
Business Revenue	2,346	2,456
Mass Markets Revenue	369	631
Total Revenue(1)	$2,715	3,087
Cost of Services and Products	1,432	1,700
Selling, General and Administrative Expenses	784	829
Net Gain on Sale of Business	(4)	—
Stock-based Compensation Expense	18	13
Net Loss	(265)	(621)
Net Loss, Excluding Special Items(2)(3)	(144)	(197)
Adjusted EBITDA(1)(2)	521	571
Adjusted EBITDA, Excluding Special Items(2)(4)	715	787
Net Loss Margin	(9.8)%	(20.1)%
Net Loss Margin, Excluding Special Items(2)(3)	(5.3)%	(6.4)%
Adjusted EBITDA Margin(2)	19.2%	18.5%
Adjusted EBITDA Margin, Excluding Special Items(2)(4)	26.3%	25.5%
Net Cash Provided by Operating Activities	518	2,511
Capital Expenditures	872	1,041
Capital Expenditures, Excluding Special Items(2)(5)	796	950
Unlevered Cash Flow(2)	(132)	1,760
Unlevered Cash Flow, Excluding Special Items(2)(6)	146	1,951
Free Cash Flow(2)	(354)	1,470
Free Cash Flow, Excluding Special Items(2)(6)	(76)	1,661
Net Loss per Common Share - Diluted	$(0.26)	$(0.62)
Net Loss per Common Share - Diluted, Excluding Special Items(2)(3)	$(0.14)	$(0.20)
Weighted Average Shares Outstanding (in millions) - Diluted	1,004.8	996.0
(1) Third quarter 2026 was positively impacted by revenue of $27 million related to support payments received under the Federal Communications Commission's Connect America Fund ("CAF") Phase II program, which lapsed on December 31, 2021. The revenue had been deferred pending the resolution of program-related compliance review activities.

(2) See "Non-GAAP Financial Measures" at the end of this release for definitions of non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures.
(3) Excludes Special Items (net of the income tax effect thereof) in the amounts of $121 million and $424 million for the third quarter of 2026 and 2025, respectively.
(4) Excludes Special Items in the amounts of $194 million and $216 million for the third quarter of 2026 and 2025, respectively.
(5) Excludes Special Items in the amounts of $76 million and $91 million for the third quarter of 2026 and 2025, respectively.
(6) Excludes Special Items in the amounts of $278 million and $191 million for the third quarter of 2026 and 2025, respectively.

Revenue	Third Quarter	Second Quarter	QoQ Percent	Third Quarter	YoY Percent
($ in millions)	2026	2026	Change	2025	Change
Revenue By Sales Channel
Large Enterprise	$810	794	2%	782	4%
Mid-Market Enterprise	430	435	(1)%	464	(7)%
Public Sector	429	490	(12)%	476	(10)%
North America Enterprise Channels	1,669	1,719	(3)%	1,722	(3)%
Wholesale	607	653	(7)%	655	(7)%
North America Business Revenue	2,276	2,372	(4)%	2,377	(4)%
International and Other	70	72	(3)%	79	(11)%
Business Revenue	2,346	2,444	(4)%	2,456	(4)%
Mass Markets Revenue	369	361	2%	631	(42)%
Total Revenue	$2,715	2,805	(3)%	3,087	(12)%
Business Revenue by Product Category
Strategic	$1,279	1,289	(1)%	1,167	10%
Legacy	1,067	1,155	(8)%	1,289	(17)%
Business Revenue	$2,346	2,444	(4)%	2,456	(4)%

Revenue
Total Revenue was $2.715 billion for the third quarter 2026, compared to $3.09 billion for the third quarter 2025.

Cash Flow
Net Cash Provided by Operating Activities was $518 million in the third quarter 2026, compared to $2.5 billion in the third quarter 2025.

Free Cash Flow, excluding Special Items, was $(76) million in the third quarter 2026, compared to $1.7 billion in the third quarter 2025.

Liquidity
As of September 30, 2026, Lumen had cash and cash equivalents of $978 million.

2026 Financial Outlook
The Company reiterated its full-year 2026 financial outlook, which is detailed below:

Metric (1)(2)(4)	Outlook
Adjusted EBITDA excluding Special Items(3)	$3.1 to $3.3 billion
Free Cash Flow excluding Special Items(3)	$1.9 to $2.1 billion
Net Cash Interest	$650 to $750 million
Capital Expenditures excluding Special Items	$3.2 to $3.4 billion
Cash Income Taxes (Refunded)	($350) to ($450) million
Other Metrics	Range
Income tax expense	$45 to $200 million
Total other expense, net	$1.1 to $1.3 billion
Depreciation and amortization expense	$2.6 to $2.8 billion
Stock-based compensation expense	$60 to $80 million
(1) Outlook metrics reflect our expectations as of the date hereof. Actual results may vary and are subject to a number of risks and uncertainties, many of which are beyond our control. See “Forward-Looking Statements.”

(2) Reflects a $420 million refund, including interest, from recent tax legislation. Excludes the taxes related to the Mass Markets Fiber-to-the-Home divestiture.
(3) Adjusted EBITDA, Free Cash Flow and Capital Expenditures, in each case, excluding Special Items, are non-GAAP financial measures. For definitions of these non-GAAP financial measures and reconciliations of historical non-GAAP financial measures to the most directly comparable GAAP measures, see "Non-GAAP Financial Measures" at the end of this release and our Investor Relations website. A reconciliation of these forward-looking non-GAAP financial measures to corresponding GAAP measures cannot be provided without unreasonable effort due to the inherent uncertainty and difficulty of forecasting, with sufficient precision, the timing and amount of certain material non-operating or non-recurring items that have not yet occurred. Forward-looking non-GAAP financial measures may vary materially from the corresponding GAAP financial measures. For the full year 2026, the Company currently expects certain expenses, which are reconciling items to net loss, to be in the ranges reflected above. Actual results may vary and are subject to a number of risks and uncertainties, many of which are beyond our control. See “Forward-Looking Statements.”

(4) Free Cash Flow guidance for 2026 includes $729 million of proceeds from the Mass Markets Fiber-to-the-Home divestiture classified as cash flow from operations. Free Cash Flow for the first quarter of 2026 as reported included this $729 million. The cash proceeds from the divestiture were primarily used to pay down debt in the first quarter of 2026.

Investor Call
Lumen’s management team will host a conference call at 5:00 p.m. ET today, Nov 4, 2026. The conference call will be streamed live over the Lumen website at ir.lumen.com. Additional information regarding third quarter 2026 results, including the presentation materials, will be available on the Investor Relations website prior to the call. A webcast replay of the call will also be available on our website for one year.

Media Relations Contacts:	Investor Relations Contact:
Anita Gomes	Jessica Cox
anita.gomes@lumen.com	investor.relations@lumen.com
+1 858-229-8538	+1 603-404-7003

About Lumen Technologies:
Lumen is unleashing the world's digital potential. We ignite business growth by connecting people, data, and applications – quickly, securely, and effortlessly. As the trusted network for AI, Lumen uses the scale of our network to help companies realize AI's full potential. From metro connectivity to long-haul data transport to our edge cloud, security, managed service, and digital platform capabilities, we meet our customers’ needs today and as they build for tomorrow.

For news and insights visit news.lumen.com, LinkedIn: /lumentechnologies, X: @lumentechco, Facebook: /lumentechnologies, Instagram: @lumentechnologies and YouTube: /lumentechnologies. Lumen and Lumen Technologies are registered trademarks of Lumen Technologies LLC in the United States. Lumen Technologies LLC is a wholly-owned affiliate of Lumen Technologies, Inc.

Forward-Looking Statements
Except for historical and factual information, the matters set forth in this release and our other oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” “will,” and similar expressions with respect to the future are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. The forward-looking statements included in this release include, without limitation, statements regarding our financial outlook and anticipated financial and operating performance; our anticipated EBITDA inflection and path to business revenue growth in 2028; our ability to achieve the objectives described at Investor Day; grow strategic and digital revenues and sales; conversion of sales, contracts, and infrastructure agreements into revenue and cash flows; our expectations with respect to increased adoption and usage of our digital networking, Network-as-a-Service and other strategic offerings; our ability to develop and scale Lumen Intelligent Internet and other programmable networking products; execute our AI, multi-cloud and digital platform strategies; our ability to realize anticipated benefits from PCF agreements, the Alkira acquisition and our quantum networking collaborations; the achievement of anticipated benefits and cost savings from our modernization, simplification, and portfolio initiatives; the transition of our legacy copper network and redirecting investment toward strategic services; and our ability to complete, or realize, anticipated benefits from, acquisitions, divestitures, separation activities, debt transactions, and other strategic transactions. These forward-looking statements and the assumptions on which they are based are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of risks and uncertainties, many of which are beyond our control. These risks and uncertainties include , but are not limited to our ability to successfully and timely implement our corporate strategies, including our transformation, modernization and simplification, buildout and deleveraging strategies and to successfully manage the decline of our legacy products; our ability to successfully respond to challenges with integrating, modernizing and digitally transforming our systems, capitalize on emerging market opportunities, especially artificial intelligence ("AI"), and innovate in response to new technologies and changing customer demands; risks associated with our use of AI in our service offerings and internal operations, including the risk that AI-enabled features do not perform as expected or produce inaccurate, biased, or harmful outputs, the inadvertent disclosure of confidential, proprietary or customer data, and the introduction of security vulnerabilities through AI-generated software code; rapid and uncertain developments in AI technology, regulation, and market dynamics that may increase cybersecurity, legal, competitive and reputational risks and adversely affect our business; our complex debt structure and our ability to comply with our debt obligations and covenants, including our ability to make transfers of cash in compliance therewith; our obligations under the guarantees we have provided of indebtedness issued or incurred by our subsidiaries; our ability to effectively retain and hire key personnel and to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; our ability to safeguard our network, and to avoid the adverse impact of cyber-attacks (including state-sponsored attacks targeting telecommunications infrastructure), security breaches, service outages, system failures, or similar events impacting our network or the availability and quality of our services; the effects of, and our ability to comply with, complex and evolving regulations and judicial proceedings affecting our business and our industry; our ability to protect and continue to use intellectual property necessary to conduct our operations; our ability to use our net operating loss carryforwards in the amounts projected and to fully realize any anticipated benefits from recently-enacted federal tax legislation; the effects of adverse weather, terrorism, epidemics, pandemics, war, rioting, vandalism, societal unrest, political discord, inflation, trade policy changes, trade wars and tensions, sanctions, armed conflicts (including the ongoing conflict in the Middle East) and other social, political, and economic factors; and other risks and uncertainties described in our Securities and Exchange Commission ("SEC") filings, including those set forth in the Risk Factors section and under the heading "Special Note Regarding Forward-Looking Statements" in our most recently filed Annual Report on Form 10-K, our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026 to be filed with the SEC, and in our other filings with the SEC. Additional factors or risks that we currently deem immaterial, that are not presently known to us, or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned not to unduly rely upon our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, our assessment of regulatory, technological, industry, competitive, economic, or market conditions as of such date. We may change our intentions, strategies or plans (including our capital allocation plans) at any time and without notice, based upon any changes in such factors or otherwise, and we undertake no obligation to make any public announcement of such changed intentions, except to the extent required by applicable law.

Lumen Technologies, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2026 AND 2025
(UNAUDITED)
($ in millions, except per share amounts; shares in thousands)

	Three months ended September 30,		(Decrease) / Increase	Nine months ended September 30,		(Decrease) / Increase
	2026	2025		2026	2025
OPERATING REVENUE	$2,715	3,087	(12)%	8,419	9,361	(10)%
OPERATING EXPENSES
Cost of services and products (exclusive of depreciation and amortization)	1,432	1,700	(16)%	4,282	5,011	(15)%
Selling, general and administrative	784	829	(5)%	2,357	2,259	4%
Net gain on sale of business	(4)	—	nm	(569)	—	nm
Depreciation and amortization	670	674	(1)%	2,002	2,075	(4)%
Goodwill impairment	—	—	nm	—	628	nm
Total operating expenses	2,882	3,203	(10)%	8,072	9,973	(19)%
OPERATING (LOSS) INCOME	(167)	(116)	44%	347	(612)	nm
OTHER (EXPENSE) INCOME
Interest expense	(189)	(319)	(41)%	(615)	(1,004)	(39)%
Net gain (loss) on early retirement of debt	1	(395)	nm	(219)	(666)	(67)%
Other income, net	20	17	18%	74	75	(1)%
Total other expense, net	(168)	(697)	(76)%	(760)	(1,595)	(52)%
Income tax (benefit) expense	(70)	(192)	(64)%	253	(470)	nm
NET LOSS	$(265)	$(621)	(57)%	$(666)	$(1,737)	(62)%

BASIC LOSS PER SHARE	$(0.26)	(0.62)	(58)%	(0.66)	(1.75)	(62)%
DILUTED LOSS PER SHARE	$(0.26)	(0.62)	(58)%	(0.66)	(1.75)	(62)%

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	1,004,773	995,998	1%	1,002,590	993,937	1%
Diluted	1,004,773	995,998	1%	1,002,590	993,937	1%

nm - Percentages greater than 200% and comparisons between positive and negative values or to/from zero values are considered not meaningful.

Lumen Technologies, Inc.
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2026 AND DECEMBER 31, 2025
(UNAUDITED)
($ in millions)
	September 30, 2026	December 31, 2025
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$978	1,003
Accounts receivable, less allowance of $39 and $67	1,400	1,314
Assets held for sale	9	4,285
Other	817	1,307
Total current assets	3,204	7,909
Property, plant and equipment, net of accumulated depreciation of $24,547 and $23,744	20,857	19,575
GOODWILL AND OTHER ASSETS
Goodwill	268	—
Other intangible assets, net	4,110	4,463
Other, net	2,285	2,395
Total other assets	6,663	6,858
TOTAL ASSETS	$30,724	34,342
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$29	88
Accounts payable	1,302	1,508
Accrued expenses and other liabilities
Salaries and benefits	791	854
Income and other taxes	700	279
Current operating lease liabilities	282	266
Interest	123	149
Other	293	203
Liabilities held for sale	2	38
Current portion of deferred revenue	1,020	1,005
Total current liabilities	4,542	4,390
LONG-TERM DEBT	13,164	17,353
DEFERRED CREDITS AND OTHER LIABILITIES
Deferred income taxes, net	1,671	2,270
Benefit plan obligations, net	1,904	2,103
Deferred revenue	8,238	6,406
Other	2,927	2,937
Total deferred credits and other liabilities	14,740	13,716
STOCKHOLDERS' DEFICIT
Common stock	19,196	19,185
Accumulated other comprehensive loss	(551)	(601)
Accumulated deficit	(20,367)	(19,701)
Total stockholders' deficit	(1,722)	(1,117)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$30,724	34,342

Lumen Technologies, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2026 AND 2025
(UNAUDITED)
($ in millions)
	Nine months ended September 30,
	2026	2025
OPERATING ACTIVITIES
Net loss	$(666)	(1,737)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,002	2,075
Net gain on sale of business	(569)	—
Goodwill impairment	—	628
Deferred income taxes	(602)	(597)
Provision for uncollectible accounts	33	47
Net loss on early retirement of debt	219	666
Stock-based compensation	49	35
Changes in current assets and liabilities, net	483	330
Retirement benefits	(139)	14
Change in deferred revenue	1,832	2,468
Changes in other assets and liabilities, net	208	102
Other, net	(38)	145
Net cash provided by operating activities	2,812	4,176
INVESTING ACTIVITIES
Capital expenditures	(2,717)	(2,723)
Proceeds from sale of business	4,977	—
Payment for acquisition, net of cash acquired	(470)	—
Proceeds from sale of property, plant and equipment, and other assets	24	44
Other, net	(11)	10
Net cash provided by (used in) investing activities	1,803	(2,669)
FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	1,728	6,920
Payments of long-term debt	(6,307)	(7,259)
Debt issuance and extinguishment costs and related fees	(23)	(641)
Other, net	(37)	(15)
Net cash used in financing activities	(4,639)	(995)
Net (decrease) increase in cash, cash equivalents and restricted cash	(24)	512
Cash, cash equivalents and restricted cash at beginning of period	1,014	1,900
Cash, cash equivalents and restricted cash at end of period	$990	2,412

Cash, cash equivalents and restricted cash:
Cash and cash equivalents	$978	2,401
Restricted cash	12	11
Total	$990	2,412

Non-GAAP Financial Measures

In addition to providing key metrics for management to evaluate the Company's performance, the Company believes that the non-GAAP financial measures described below and included in this release and which may be referred to on the conference call discussing the Company's third quarter 2026 financial results assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends.

Non-GAAP financial measures are not presented to be replacements or alternatives to the measures prepared in accordance with accounting principles generally accepted in the United States (GAAP), and investors are urged to consider these non-GAAP financial measures in addition to, and not in substitution for, or superior to, financial measures prepared in accordance with GAAP. Lumen may calculate its non-GAAP financial measures differently from similarly titled measures presented by other companies.

Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules and our Investor Relations website.

Special Items. We use the term Special Items to describe items that impacted a period’s statement of operations or cash flows which the Company believes do not relate to the ordinary course of the Company's business and do not reflect the Company's underlying business performance. As described herein, the Company presents certain GAAP and non-GAAP financial measures both including and excluding the effects of Special Items.

Significant components of our Special Items reflected in this release are net gain on sale of business related to the sale of our Mass Markets Fiber-to-the-Home business to AT&T and net losses associated with the early retirement of debt. The other main components of our Special Items include Modernization and Simplification costs, Transaction and Separation costs, and Income from Transition and Separation Services. Modernization and Simplification costs are associated with a multi-year transformation initiative to streamline our network infrastructure, product portfolio, and IT systems, and to modernize our workforce, designed to deliver $1 billion in annualized cost savings on a run-rate basis exiting 2027. Transaction and Separation costs reflect transaction and separation costs associated with the sale of our Mass Markets Fiber-to-the-Home business to AT&T and additional transaction and separation costs associated with supporting transition and separation services of our previous divestitures. Income from Transition and Separation Services includes charges we billed for transitional services and IT professional services provided to the purchasers in connection with our recent divestitures. Other special items impacting Adjusted EBITDA and Net Loss include remittance of awards and associated fees related to the voluntary relinquishment of our program awards under the FCC's Rural Digital Opportunity Fund (“RDOF”), certain charges primarily related to the recognition of losses on disposal of certain operating assets related to our divestitures and certain charges or payments related to litigation‑related expenses arising from specific matters that are not indicative of normal, recurring business activities, and revenue related to support payments received under the Federal Communications Commission's Connect America Fund ("CAF") Phase II program, which is also not indicative of normal, recurring business activities.

Net Loss Excluding Special Items ($) is defined as Net Loss from the Statements of Operations excluding Special Items impacting Net Loss, which are further described above and detailed in the attached schedules. The Company also presents Diluted Net Loss per Share excluding Special Items, calculated as Net Loss excluding Special Items divided by the weighted average of the diluted number of common shares outstanding in the relevant period.

Net Loss Margin Excluding Special Items (%) is defined as Net Loss excluding Special Items divided by total revenue.

Management believes that Net Loss excluding Special Items, Net Loss Margin excluding Special Items and Diluted Net Loss Per Share excluding Special Items are relevant and useful metrics to provide to investors.

There are material limitations to using these non-GAAP financial measures, including the difficulty associated with comparing companies that use similarly-titled performance measures whose calculations may differ from our calculations. Additionally, by excluding Special Items, these non-GAAP financial measures may exclude items that investors believe are important components of our performance. Such measures should not be considered a substitute for, or superior to, other measures of financial performance reported in accordance with GAAP.

Adjusted EBITDA ($) is defined as Net Loss from the Statements of Operations before Income tax (benefit) expense, Total other expense, net (which represents the net impact of interest expense, net loss on early retirement of debt, and other income, net), depreciation and amortization expense, stock-based compensation expense, and goodwill impairment. The Company also presents Adjusted EBITDA excluding Special Items, which are further described above.

Adjusted EBITDA Margin (%) is defined as Adjusted EBITDA divided by total revenue. The Company also presents Adjusted EBITDA Margin excluding Special Items, which are further described above.

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin (with and without Special Items) are relevant and useful metrics to provide to investors, as they are an important part of our internal reporting and are key measures used by management to evaluate profitability and operating performance of Lumen and to make resource allocation decisions. Management believes such measures are especially important in a capital-intensive industry such as telecommunications. Management also uses Adjusted EBITDA and Adjusted EBITDA Margin (and similarly uses these terms excluding Special Items) to compare our performance to that of our competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period our ability to fund capital expenditures and growth, service debt, and determine bonuses. Adjusted EBITDA excludes stock-based compensation expense because of the non-cash nature of this item. Adjusted EBITDA also excludes Total other expense, net (which represents the net impact of interest expense, net loss (gain) on early retirement of debt, and other income, net) and Income tax (benefit) expense.

There are material limitations to using Adjusted EBITDA and Adjusted EBITDA Margin (in each case, with and without Special Items) as a financial measure, including the difficulty associated with comparing companies that use similarly-titled performance measures whose calculations may differ from our calculations. Additionally, by excluding the above-listed items, Adjusted EBITDA and Adjusted EBITDA Margin (in each case, with and without Special Items) may exclude items that investors believe are important components of our performance. Adjusted EBITDA and Adjusted EBITDA Margin (either with or without Special Items) should not be considered a substitute for, or superior to, other measures of financial performance reported in accordance with GAAP.

Capital Expenditures excluding Special Items is defined as Capital Expenditures from the Statements of Cash Flows excluding Special Items, which are capital expenditures for modernization and simplification.

Management believes that Capital Expenditures excluding Special Items is a relevant and useful metric to provide investors.

There are material limitations to using Capital Expenditures excluding Special Items, including the difficulty associated with comparing companies that use similarly-titled performance measures whose calculations may differ from our calculations. Additionally, by excluding Special Items, these non-GAAP financial measures may exclude items that investors believe are important components of our performance. Capital Expenditures excluding Special Items should not be considered a substitute for, or superior to, other measures of financial performance reported in accordance with GAAP.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income, all as disclosed in the Statements of Cash Flows. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, because it reflects the operational performance of Lumen and, measured over time, enables management and investors to monitor the underlying business’ growth pattern and ability to generate cash. The Company also presents Unlevered Cash Flow excluding Special Items, which are further described above.

There are material limitations to using Unlevered Cash Flow (with or without Special Items) to measure our cash performance as it excludes certain material items that investors may believe are important components of our cash flows. Comparisons of our Unlevered Cash Flow to that of some of our competitors may be of limited usefulness as other companies may use similarly-titled performance measures whose calculations may differ from our calculations. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable, accounts payable, payroll, and capital expenditures. Unlevered Cash Flow (with or without Special Items) should not be considered a substitute for, or superior to, other measures of liquidity reported in accordance with GAAP.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Statements of Cash Flows. Management believes that Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of our ability to generate cash to service our debt. The Company also presents Free Cash Flow excluding Special Items, which are further described above.

There are material limitations to using Free Cash Flow (with or without Special Items) to measure our performance as it excludes certain material items that investors may believe are important components of our cash flows. Comparisons of our Free Cash Flow to that of some of our competitors may be of limited usefulness as other companies may use similarly-titled performance measures whose calculations may differ from our calculations. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to interest expense, accounts receivable, accounts payable, payroll and capital expenditures. Free Cash Flow (either with or without Special Items) should not be considered a substitute for, or superior to, other measures of liquidity reported in accordance with GAAP.

Lumen Technologies, Inc.
Non-GAAP Special Items
(UNAUDITED)
($ in millions)
	Actual QTD		Actual YTD
Special Items Impacting Adjusted EBITDA	3Q26	3Q25	3Q26	3Q25
Net gain on sale of business	$(4)	—	(569)	—
Transaction and separation costs(1)	64	79	165	187
Modernization and simplification(2)	156	73	378	164
Connect America Fund ("CAF") Phase II(3)	(27)	—	(27)	—
Other(4)	5	64	21	116
Total Special Items impacting Adjusted EBITDA	$194	216	(32)	467
	Actual QTD		Actual YTD
Special Items Impacting Net Loss	3Q26	3Q25	3Q26	3Q25
Net gain on sale of business	$(4)	—	(569)	—
Transaction and separation costs(1)	64	79	165	187
Modernization and simplification(2)	156	73	378	164
Connect America Fund ("CAF") Phase II(3)	(27)	—	(27)	—
Other(4)	5	64	21	116
Goodwill impairment	—	—	—	628
Net (gain) loss on early retirement of debt(5)	(1)	395	219	666
Income from transition and separation services(6)	(32)	(38)	(108)	(114)
Total Special Items impacting Net Loss	161	573	79	1,647
Income tax effect of Special Items(7)	(40)	(149)	(97)	(265)
Total Special Items impacting Net Loss, net of tax	$121	424	(18)	1,382
	Actual QTD		Actual YTD
Special Items Impacting Cash Flows	3Q26	3Q25	3Q26	3Q25
Transaction and separation costs(1)	$55	40	167	66
Modernization and simplification(2)(8)	171	75	401	170
Capital expenditures for modernization and simplification(9)	76	91	282	196
Income from transition and separation services(6)	(25)	(34)	(59)	(115)
Other(10)	1	19	22	36
RDOF Relinquishment Payment(11)	—	—	99	—
Total Special Items impacting Cash Flows	$278	191	912	353
(1) Primarily reflects transaction and separation costs associated with (i) the Q1 2026 sale of our Mass Markets Fiber-to-the-Home business to AT&T, (ii) our acquisition of Alkira, Inc., (iii) the Q2 2025 expense of $49 million for fees related to the voluntary relinquishment of our funding received under the FCC's Rural Digital Opportunity Fund, and (iv) additional transaction and separation costs associated with supporting transition and separation services of our previous divestitures.

(2) Includes costs incurred related to network infrastructure, product portfolio, IT systems, and workforce modernization designed to deliver $1 billion annualized in cost savings on a run-rate basis exiting 2027.

(3) Reflects revenue of $27 million related to support payments received under the Federal Communications Commission's Connect America Fund ("CAF") Phase II program, which lapsed on December 31, 2021. The revenue had been deferred pending the resolution of program-related compliance review activities.

(4) Includes primarily (i) the recognition of a loss on disposal of certain operating assets in Q1 2025 related to our divestitures and (ii) certain litigation‑related expenses arising from specific matters that are not indicative of normal, recurring business activities, in Q3 2025.

(5) Reflects net (gain) loss as a result of cash tender offers and refinancing of certain debt instrument and credit facilities.
(6) Reflects income from transition and separation services and includes charges we billed for transition services and IT professional services provided to the purchasers in connection with our divestitures.

(7) Tax effect calculated using the annualized effective statutory tax rate, excluding any non-recurring discrete items, which was 25% for Q3 2026, 21% for Q2 2026, 25% for Q1 2026 and 26% for Q3 2025, Q2 2025 and Q1 2025.

(8) Includes the related cash payments of expenses captured as described in footnote 2 above.
(9) Includes primarily the related cash payments for capital expenditures incurred under the programs described in footnote 2 above.

(10) Includes primarily payments related to litigation‑related expenses arising from specific matters that are not indicative of normal, recurring business activities.
(11) Reflects the Q1 2026 payment for remittance of awards and associated fees related to the voluntary relinquishment of our RDOF awards. As a result, we will no longer receive funding through the RDOF program.

Lumen Technologies, Inc.
Non-GAAP Cash Flow Reconciliation
(UNAUDITED)
($ in millions)
	Actual QTD		Actual YTD
	3Q26	3Q25	3Q26	3Q25
Net cash provided by operating activities(1,2)	$518	2,511	2,812	4,176
Capital expenditures	(872)	(1,041)	(2,717)	(2,723)
Free Cash Flow(1,2)	(354)	1,470	95	1,453
Cash interest paid	234	308	605	984
Interest income	(12)	(18)	(59)	(60)
Unlevered Cash Flow(1,2)	$(132)	1,760	641	2,377

Free Cash Flow(1,2)	$(354)	1,470	95	1,453
Transaction and separation costs(3)	55	40	167	66
Modernization and simplification(3)	171	75	401	170
Capital expenditures for modernization and simplification(3)	76	91	282	196
Income from transition and separation services(3)	(25)	(34)	(59)	(115)
Other(3)	1	19	22	36
RDOF Relinquishment Payment(3)	—	—	99	—
Free Cash Flow excluding Special Items(1,2)	$(76)	1,661	1,007	1,806

Unlevered Cash Flow(1,2)	$(132)	1,760	641	2,377
Transaction and separation costs(3)	55	40	167	66
Modernization and simplification(3)	171	75	401	170
Capital expenditures for modernization and simplification(3)	76	91	282	196
Income from transition and separation services(3)	(25)	(34)	(59)	(115)
Other(3)	1	19	22	36
RDOF Relinquishments Payment(3)	—	—	99	—
Unlevered Cash Flow excluding Special Items(1,2)	$146	1,951	1,553	2,730

Capital expenditures	$(872)	(1,041)	$(2,717)	(2,723)
Capital expenditures for modernization and simplification(3)	76	91	282	196
Capital expenditures excluding Special Items	$(796)	(950)	$(2,435)	(2,527)
(1) Includes $729 million of proceeds from the Mass Markets Fiber-to-the-Home divestiture for the allocated fair value associated with contractual credits and commercial agreements that are classified as cash flow from operations and the impact of a $101 million voluntary pension contribution in Q1 2026.

(2) Includes the impact of (i) $75 million in cash tax payments in Q3 2026 and (ii) $246 million in cash tax payments in Q2 2026 related to our divestiture completed on Feb. 2, 2026.
(3) Refer to Non-GAAP Special Items table for details of the Special Items impacting cash flows included above.

Lumen Technologies, Inc.
Adjusted EBITDA and Reconciliation of Non-GAAP Financial Measures
(UNAUDITED)
($ in millions)
	Actual QTD		Actual YTD
	3Q26	3Q25	3Q26	3Q25
Net loss	$(265)	(621)	(666)	(1,737)
Income tax (benefit) expense	(70)	(192)	253	(470)
Total other expense, net	168	697	760	1,595
Depreciation and amortization expense	670	674	2,002	2,075
Stock-based compensation expense	18	13	49	35
Goodwill impairment	—	—	—	628
Adjusted EBITDA	$521	571	2,398	2,126

Net gain on sale of business(1)	(4)	—	(569)	—
Transaction and separation costs(1)	64	79	165	187
Modernization and simplification(1)	156	73	378	164
Connect America Fund ("CAF") Phase II(2)	(27)	—	(27)	—
Other(1)	5	64	21	116
Adjusted EBITDA excluding Special Items	$715	787	2,366	2,593

Net loss	$(265)	(621)	(666)	(1,737)
Net gain on sale of business(1)	(4)	—	(569)	—
Transaction and separation costs(1)	64	79	165	187
Modernization and simplification(1)	156	73	378	164
Connect America Fund ("CAF") Phase II(2)	(27)	—	(27)	—
Other(1)	5	64	21	116
Goodwill impairment(1)	—	—	—	628
Net (gain) loss on early retirement of debt(1)	(1)	395	219	666
Income from transition and separation services(1)	(32)	(38)	(108)	(114)
Income tax effect of Special Items(1)	(40)	(149)	(97)	(265)
Net loss excluding Special Items(1)	$(144)	(197)	(684)	(355)

Total revenue	$2,715	3,087	8,419	9,361

Net loss margin	(9.8)%	(20.1)%	(7.9)%	(18.6)%
Net loss margin, excluding special items and income tax effect thereof	(5.3)%	(6.4)%	(8.1)%	(3.8)%
Adjusted EBITDA margin	19.2%	18.5%	28.5%	22.7%
Adjusted EBITDA margin excluding special items	26.3%	25.5%	28.1%	27.7%

Net Loss per Common Share - Diluted	$(0.26)	(0.62)	$(0.66)	(1.75)
Net Loss per Common Share - Diluted, Excluding Special Items(1)	$(0.14)	(0.20)	$(0.68)	(0.36)
Weighted Average Shares Outstanding (in millions) - Diluted	1,004.8	996.0	1,002.6	993.9

(1) Refer to Non-GAAP Special Items table for details of the Special Items included above.
(2) Reflects revenue of $27 million in Q3 2026 related to support payments received under the Federal Communications Commission's Connect America Fund ("CAF") Phase II program, which lapsed on December 31, 2021. The revenue had been deferred pending the resolution of program-related compliance review activities.